UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2004

           CareDecision Corporation. (OTCBB: CDED)
     (Exact name of Registrant as specified in charter)


           Nevada                000-33187           91-2105842
(State or other jurisdiction    (Commission       (I.R.S. Employer
     of incorporation)          File Number)       Identification)


 2660 Townsgate Road, Suite 300, Westlake Village, CA    91361
      (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (805) 446-1973


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ITEM 9. REGULATION FD DISCLOSURE

CareDecision Corporation ("CareDecision" or the "Company") [OTCBB: CDED] disclosed April 22, 2004 that we are in the latter stages of negotiation with CareGeneration, Inc., a leading distributor of pharmaceutical products and a division of Kelly Co. World Group, Inc., for the implementation and on-going support of our patent pending MD@Rx, MD@Desktop, MD@Practice-Probe and MD@Server products and technologies, to be used in a nationwide e-health initiative.

MD@Rx is the pharmaceutical component of our core product, the patent-pending wireless MD@HandTM. MD@RxT, a clinical prescription application, resides on a wireless PDA that provides physicians with prescribing information, drug interaction tables, step therapy protocols and electronic prescribing capability at the point of clinical decision.

We expect this proposed alliance with Kelly Co. World Group, Inc. to crystallize the completion of our corporate transformation while concurrently initiating a new stage in our development and progression towards increasing shareholder value.

Kelly Co. World Group, Inc.'s implementation of these pharmaceutical delivery and e-health initiatives is designed to bring together the resources necessary to solve a systemic problem in the U.S., providing quality medicine and care to America's uninsured. We believe this e-prescription initiative and medication distribution plan will be of benefit to many Americans, who the companies believe are not being serviced by existing e-health initiatives.








Date: April 22, 2004.



CareDecision Corporation


/s/ Keith Berman
-----------------
Keith Berman, CFO


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